Exhibit 10.7

PARKER DRILLING COMPANY

FORM OF STOCK OPTION INCENTIVE AGREEMENT

THIS STOCK OPTION INCENTIVE AGREEMENT (this “Agreement”) is made and entered into by and between Parker Drilling Company, a Delaware corporation (the “Company”), and [                    ], an employee of the Company (“Grantee”), as of March 26, 2019 (the “Grant Date”). The Stock Options granted to Grantee pursuant to this Agreement shall be granted under the Parker Drilling Company 2019 Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”), and are subject to the terms and conditions of the Plan. The Plan is hereby incorporated herein in its entirety by this reference and capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the Plan.

WHEREAS, the Company desires to grant Stock Options to Grantee, subject to the terms and conditions of this Agreement and the Plan, with a view to increasing Grantee’s interest in the Company’s success and growth; and

WHEREAS, Grantee desires to be the holder of Stock Options subject to the terms and conditions of this Agreement and the Plan.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Grant of Stock Options; Option Term. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Grantee, subject to the terms hereof and the terms of the Plan, the right and option to purchase all or a portion of [                ] shares of the Common Stock of the Company (the “Shares”), par value $0.01 per Share, on or before the Expiration Date (the “Options”). No exercise as to a portion of the Shares shall preclude a later exercise or exercises as to additional portions. The Option shall be exercisable upon vesting only (a) as provided in Section 3 hereof and (b) during such time as Grantee remains an employee of the Company, and for 90 days after termination of employment, except as otherwise provided in Section 4.

The Options are Non-statutory Stock Options. The term of the Options shall expire ten years after the Grant Date.

2.    Transfer Restrictions. Except as specifically authorized by the Board or the Compensation Committee, the Option shall be exercisable during Grantee’s lifetime only by Grantee. The Options are transferable only to the extent permitted in accordance with the Plan at the time of transfer (a) by will or by the laws of descent and distribution, or (b) by a domestic relations order in such form as is acceptable to the Company. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of the Grantee or any permitted transferee thereof.

3. Terms and Conditions of the Option. The Option shall be subject to the following terms and conditions:

(a)    Option Price. The price to be paid for each of the Shares with respect to which the Option is exercised, shall be $23.00 (the “Option Price”).

(b)    Vesting Dates. The Options granted hereunder will vest and become exercisable in accordance with the following schedule: (i) 33 1/3% of the Options shall vest and become exercisable on the first anniversary of the Grant Date, (ii) 33 1/3% of the Options shall vest and become exercisable on the second anniversary of the Grant Date and (iii) 33 1/3% of the Options shall vest and become exercisable on the third anniversary of the Grant Date (each, a “Vesting Date”), provided that the Grantee is still an Employee and has continuously been an Employee from the Grant Date through each Vesting Date, except as provided in Section 4 hereof.

(c)    Change in Control. If there is a Change in Control, all the outstanding Options shall automatically become 100% vested and exercisable and free of all restrictions upon the consummation of the Change in Control. Notwithstanding anything in the Plan to the contrary, a transaction by the Excluded Buyers that would otherwise constitute a Change in Control will not be considered to be a Change in Control for purposes of this Agreement if the Excluded Buyers agree to provide the Grantee with customary tag along rights that permit the Grantee to participate on a pro rata basis in future sales by the Excluded Buyer or any of its Affiliates on the same terms and conditions as the applicable selling Excluded Buyer, customary piggy-back registration rights, and Grantee agrees to be subject to customary drag rights provided that, with respect to both the tag along rights and drag along rights, the Grantee will not be required to agree to restrictive covenants that are more onerous to the Grantee than those set forth in the Employment Agreement (defined below).

(d)    Exercise of Option. The Option shall be exercisable as specified herein and in the Plan. Payment of the Option Price, and any payroll or income taxes imposed on or incurred by Grantee in connection with such exercise, for the number of Shares as to which the option is being exercised may be paid (i) in cash, (ii) in Shares held by the Grantee having an aggregate Fair Market Value, as determined as of the close of business on the day on which such Option is exercised, equal to the Option Price, (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay for all Shares acquired through such exercise and any tax withholding obligations resulting from such exercise, (iv) by the withholding by the Company, pursuant to a written election delivered by the Grantee to the Administrator of the Plan on or prior to the date of exercise, from the Shares issuable upon any exercise of the Option that number of Shares having a Fair Market Value as of the close of business on the day prior to the day on which such Option is exercised equal to such Option Price, (v) by constructive delivery of Shares held by the Grantee having an aggregate Fair Market Value, as determined as of the close of business on the day of exercise, equal to the Option Price effected through providing the Company with a notarized statement on or before the day of exercise attesting to the number of Shares owned by the Grantee that will serve as the Option Price payment Shares, or (vi) by a combination of such methods. The Option shall not be exercisable with respect to fractions of a Share. Notwithstanding the foregoing, the Option shall not be exercisable to the extent and in any manner that the Company determines would violate applicable state or Federal securities laws or the rules and regulations of the New York Stock Exchange. In making any determination hereunder, the Company may rely upon the opinion of counsel for the Company.

(e)    Notice of Exercise. Each exercise of the Option shall be by written notice to the Company. Each such notice shall state the number of Shares with respect to which the Option is being exercised and shall specify a date, not less than five nor more than ten days after the date of such notice, as the date on which the Shares will be delivered and payment made therefor at the principal offices of the Company. If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice, then the date for delivery of such Shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to pay for the number of Shares specified in such notice on the date set forth therein, subject to such date being extended as provided above, the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by this Agreement and not yet acquired by exercise of the Option or any portion thereof.

(f)    Taxes. Grantee shall pay all original issue or transfer taxes and all other fees and expenses incident to the issue, transfer, or delivery of Shares.

(g)    No Rights Until Issue. No right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to the Shares, notwithstanding the exercise of the Option, until the underlying shares have been duly listed on the New York Stock Exchange and the issuance to the Grantee of a stock certificate or certificates representing such Shares.

(h)    Anti-dilution. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization of the Company, the number of Shares and the Option Price shall be subject to appropriate adjustments as described in the Plan.

4.    Termination of Employment. If Grantee’s Employment is voluntarily or involuntarily terminated by the Company or Grantee, then Grantee shall immediately forfeit for no consideration the outstanding Options that are not already vested as of such date, except as provided below in this Section 4. Upon the forfeiture of any Options hereunder, the Grantee shall cease to have any rights in connection with such Options as of the date of forfeiture. Notwithstanding the foregoing, in the event of a Qualifying Termination, (i) all of the restrictions and any other conditions for all Options scheduled to vest on the next Vesting Date shall be fully satisfied and such Options shall fully vest and become exercisable and (ii) the vested portion of the Option shall be exercisable until the later of (A) five years after the Grant Date and (B) two years after the Qualifying Termination. Any remaining unvested Options shall be forfeited for no consideration. For purposes of this Agreement, “Qualifying Termination” means the Employment of Grantee is (1) terminated due to death or Disability, (2) involuntarily terminated by the Company (or by any successor to the Company) for any reason except Cause or (3) voluntarily terminated by the Grantee for Good Reason. For purposes of this Agreement, “Cause” and “Good Reason” have the respective meanings set forth in the Grantee’s Employment Agreement with the Company dated March 26, 2019 (the “Employment Agreement”).

5.     Independent Legal and Tax Advice. The Grantee acknowledges that (a) the Company is not providing any legal or tax advice to Grantee and (b) the Company has advised the Grantee to obtain independent legal and tax advice regarding this Agreement and any payment hereunder.

6.    No Rights in Shares. The Grantee shall have no rights as a stockholder in respect of any Shares, unless and until the Grantee becomes the record holder of such Shares on the Company’s records.

7.     Conflicts with Plan, Correction of Errors, and Grantee’s Consent. In the event that any provision of this Agreement conflicts in any way with a provision of the Plan, the provisions of this Agreement shall control. All determinations and computations under this Agreement shall be made by the Committee (or its authorized delegate) in its discretion as exercised in good faith.

The award of Options is intended to comply with or be exempt from Section 409A of the Internal Revenue Code and any ambiguous provisions hereof shall be interpreted accordingly. Accordingly, Grantee consents to such amendment of this Agreement as the Committee may reasonably make in furtherance of such intention, and the Company shall promptly provide, or make available, to Grantee a copy of any such amendment.

8.    Restrictive Covenants. As a condition to the award of the Units, the Grantee agrees to comply with Sections 10 through 15 and be bound by Sections 16 through 18 of the Employment Agreement, which are incorporated herein by reference.

9.    Miscellaneous.

(a)    No Fractional Shares. All provisions of this Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional Share, such fractional Share shall be rounded down to the next whole Share if it is less than 0.5 and rounded up to the next whole Share if it is 0.5 or more.

(b)    Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create any Employment relationship between Grantee and the Company for any time period. The Employment of Grantee with the Company shall be subject to termination to the same extent as if this Agreement did not exist.

(c)    Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at its then current main corporate address, and to Grantee at the address indicated on the Company’s records, or at such other address and number as a party has last previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand delivered, sent by courier or delivery service, or sent by certified or registered mail, return receipt requested.

(d)    Amendment, Termination and Waiver. This Agreement may be amended, modified, terminated or superseded only by written instrument executed by or on behalf of the Grantee and the Company (by action of the Committee or its delegate) if such action is adverse to the Grantee. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Grantee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition herein, or the breach thereof, in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.

(e)    No Guarantee of Tax or Other Consequences. The Company makes no commitment or guarantee that any tax treatment will apply or be available to the Grantee or any other person. The Grantee has been advised, and provided with ample opportunity, to obtain independent legal and tax advice regarding this Agreement.

(f)    Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions, except as preempted by controlling federal law. The invalidity of any provision of this Agreement shall not affect any other provision hereof or of the Plan, which shall remain in full force and effect.

(g)    Successors and Assigns. This Agreement shall bind, be enforceable by, and inure to the benefit of, the Company and Grantee.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement is hereby approved and executed as of the date first written above.

Parker Drilling Company

By:
Name:
Title:

Grantee

Signature

[Grantee Name]

Grantee’s Address for Notices: